AMERIPRIME FUNDS

                        INVESTMENT SUBADVISORY AGREEMENT

         INVESTMENT SUB-ADVISORY AGREEMENT, dated as of September __, 1999, between Shepherd Advisory Services, Inc., a Tennessee corporation (the "Adviser"), and Templeton Portfolio Advisory (the "Subadviser"), a division of Templeton/Franklin Investment Services, Inc., a Delaware corporation.

                               W I T N E S E T H:

         WHEREAS, the Adviser acts as the investment adviser to AmeriPrime Funds, an Ohio business trust (the "Trust"), pursuant to an Investment Advisory Agreement, dated as of September __, 1999 (the "Advisory Agreement");

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser desires to retain the Subadviser to render investment sub-advisory services to the funds of the Trust set forth on the Exhibits to this Agreement (each a "Fund"), and the Subadviser is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. APPOINTMENT AND STATUS OF SUBADVISER. The Adviser hereby appoints the Subadviser to provide investment advisory service to each class of shares of beneficial interest of the Trust set forth on an executed Exhibit to this Agreement (each a "Fund"), for the period and on the terms set forth in this Agreement. Each Fund shall be managed subject to certain non-financial screening criteria in order to maintain a portfolio consistent with the Adviser's values as stated in the Trust's Prospectus (the "Shepherd Values"). Adviser shall be responsible for providing Subadviser with such non-financial screening criteria and for notifying Subadviser of any changes to such criteria in a timely manner. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is also hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Fund. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Subadviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Trust.

Prior to the effectiveness of this Agreement, Adviser shall provide Subadviser with a copy of the Funds' current Prospectus and Statement of Additional Information, the Trust's Declaration of Trust and By-Laws and a list of any broker-dealers that are affiliated persons of the Adviser or the Trust. Thereafter, Adviser shall promptly deliver to Subadviser any amendments or supplements to the above materials. The Adviser will also provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Fund consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Funds, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus.

         SECTION 2. SUBADVISER'S DUTIES. Subject to the general supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Subadviser shall, employing its discretion, manage the investment operations of each Fund and the composition of the portfolio of securities and investments (excluding cash) belonging to each Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's then-current Prospectus and Statement of Additional Information (together, the "Prospectus") and subject to the following understandings:

         (a) The Subadviser shall furnish a continuous investment program for each Fund and determine from time to time what investments or securities will be purchased, retained or sold by each Fund and what portion of the assets belonging to each Fund will be invested or held uninvested as cash, and shall, when it deems appropriate and without prior consultation with Adviser, (i) buy, sell, exchange, convert and otherwise trade in any stocks, bond and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (ii) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select and (iii) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Fund;

         (b) The Subadviser shall use its best judgment in the performance of its duties under this Agreement and will use reasonable efforts to work with the Adviser or its agent to maintain a portfolio for each Fund that is consistent with the Shepherd Values as set forth in the Trust's Prospectus;

         (c) The Subadviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Trust's Declaration of Trust, its By-Laws and its Prospectus and with the instructions and directions of the Trust's Board of Trustees and the Adviser and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations, except that the Subadviser shall not be responsible for compliance with, or for monitoring compliance with, the requirements of the Internal Revenue Code, specifically Subchapter M;

         (d) The Subadviser shall determine the securities to be purchased or sold by each Fund and as agent for the Trust will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to Section 3 below;

         (e) The Subadviser shall maintain books and records with respect to the securities transactions of each Fund and shall render to the Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the Board may reasonably request;

          (f) The Subadviser shall provide the Trust's custodian with such information relating to the Trust as is customarily provided by a subadviser to a custodian; and

         (g) Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Fund may be invested from time to time, and shall not be required to seek or take instructions from the Adviser, a Fund or the Trust or take any action with respect thereto. Subadviser shall receive reimbursement from the Fund for the Fund's portion of the cost of any proxy voting service that Subadviser may subscribe to and use in the performance of its duties hereunder. Subadviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities held by the Fund, or the issuers thereof, including actions involving bankruptcy. Should the Subadviser undertake litigation against an issuer on behalf of the Fund, the Fund agrees to pay its portion of any applicable legal fees associated with the action or to forfeit any claim to any assets the Subadviser may recover and, in such case, agrees to hold Subadviser harmless for excluding the Fund from such action.

         (h) Notwithstanding the above, the Subadviser shall not be responsible for calculating Fund performance or pricing Fund securities.

         SECTION 3. BROKERAGE. In placing orders with brokers and/or dealers, the Subadviser is directed at all times to seek best price and execution for purchases and sales on behalf of each Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Subadviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. Subject to such conditions as may be imposed by the Trust's Board of Trustees, the Subadviser may pay commissions to brokers and/or dealers that are higher than might be charged by another qualified broker to obtain brokerage and/or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) considered by the Subadviser to be useful or desirable in the performance of the Subadviser's duties, if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or Subadviser's overall responsibilities with respect to the Funds and to accounts over which Subadviser exercises investment discretion. The Funds and the Subadviser understand and acknowledge that, although the information may be useful to the Funds and the Subadviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Funds.

         Subject to the foregoing and to such conditions as may be imposed by the Adviser or the Trust's Board of Trustees and the provisions of the 1940 Act, Exchange Act, and other applicable law, nothing herein shall prohibit the Subadviser from selecting brokers and/or dealers who are "affiliated persons" of the Subadviser, the Adviser or the Trust. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other customers, the Subadviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and, if applicable, to such other customers. Subadviser or its affiliates may, based upon their trading strategies or their accounts' investment objectives or investment restrictions, restrict to certain accounts purchases and sales of securities for which supply may be limited.

SECTION 4. REPRESENTATIONS AND WARRANTIES. The Subadviser represents and warrants to the Adviser as follows:

(a) The Subadviser is registered as an investment adviser under the Advisers Act;

(b) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

(c) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

(d) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

The Adviser represents and warrants to the Subadviser as follows:

(a) The adviser is registered as an investment adviser under the Advisers Act;

(b) The adviser is a corporation duly organized and validly existing under the laws of Tennessee with the power to own and possess its assets and carry on its business as it is now being conducted;

(c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or directors, and no action by or in respect of, or filing with any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(e) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement; and

(f) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

         SECTION 5. BOOKS AND RECORDS. The Subadviser shall keep the Trust's books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Subadviser agrees that it will make such records available to the Trust for review or copying upon the Trust's reasonable request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Subadviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

         SECTION 6. EXPENSES OF THE SUBADVISER. During the term of this Agreement, the Subadviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust who are "interested persons" of the Subadviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Agreement other than (a) the cost of securities and investments purchased for each Fund (including taxes and brokerage commissions, if any), and (b) expenses relating to Shepherd Values screening services.

It is understood that the Fund will pay all of its own expenses, including, without limitation, governmental fees; interest charges; loan commitment fees, taxes; fees and expenses of independent auditors, legal counsel and any transfer agent or registrar; expenses of issuing or redeeming shares; expenses of preparing, typesetting, printing and mailing notices and reports to governmental officers and commissions and to shareholders; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the account including safekeeping of securities and maintaining required books and accounts; expenses of calculating the net asset value of the Fund including but not limited to the fees of independent pricing services; expenses related to proxy voting and such non-recurring or extraordinary expenses as may arise including those relating to actions, suits or proceedings to which the Fund or Trust may be a party.

         SECTION 7. COMPENSATION OF THE SUBADVISER. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Subadviser as full compensation therefor a fee with respect to each Fund at an annual rate as set forth on the Exhibit executed with respect to such Fund and attached hereto. This fee for each month will be paid to the Subadviser during the succeeding month. For purposes of determining the fee payable hereunder, the net asset value of each Fund shall be calculated in the manner specified in the Trust's Prospectus.

         SECTION 8. USE OF NAME. The Trust, Adviser and Subadviser acknowledge that all rights to the name "Shepherd Values" belong to the Adviser, and that the Trust is being granted a limited license to use such words in its Fund name or in any class name. In the event the Adviser ceases to be the Adviser, the Trust's right to the use of the name "Shepherd Values" shall automatically cease on the ninetieth day following the termination of this Agreement. The right to the name may also be withdrawn by the Adviser during the term of the Management Agreement upon ninety (90) days' written notice by the Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect the Adviser's right to use the name "Shepherd Values" in the name of, or in connection with, any other business enterprises with which the Adviser is or may become associated. There is no charge to the Trust for the right to use these names.

Neither the Adviser nor any affiliate or agent of the Adviser shall make reference to or use the "Templeton" name, the name of the Subadviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Subadviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonable withheld. The Adviser hereby agrees to use its best efforts to cause the Fund, the Fund's distributor and any affiliate thereof to satisfy the foregoing obligation.

         SECTION 9. LIABILITY. Neither Subadviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or a Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

The Subadviser has not made and is not making any guarantees, including without limitation a guarantee as to any specific level of performance of the Fund. As used in this section, the term "Subadviser" shall include directors, officers, and employees of the Subadviser as well as the Subadviser itself.

The Adviser agrees to indemnify and hold harmless the Subadviser against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees) arising out of (a) the failure to provide Subadviser timely and accurate notice of the investment objectives, restrictions and screening criteria applicable to the Fund and any changes or amendments thereto; (b) any material misstatement or omission to state a material fact by Adviser, its employees or agents; and (c) any material misstatement or omission to state a material fact in the Trust's Prospectus, provided the material misstatement or omission was not caused by Subadviser. Such indemnification shall include the payment of any reasonable legal fees incurred in connection with investigating or defending such claims or actions.

         SECTION 10. EXCLUSIVITY. The services of the Subadviser to the Adviser and the Fund are not to be deemed to be exclusive, the Subadviser being free to render investment advisory and/or other services to others, including accounts or investment management companies with similar or identical objectives to the Fund. The Subadviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Subadviser with respect to the Fund. Nothing in this Agreement shall impose upon the Subadviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Subadviser, or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client. Nothing in this Agreement shall be deemed to limit or restrict the Subadviser's right, or the right of any of its officers, directors or employees, to engage in any other business or to devote time and attention to the management or other aspects of any business, whether of a similar or dissimilar nature, or to render investment advisory services or services of any kind to any other corporation, firm, association or individual.

         SECTION 11. DURATION AND TERMINATION. The term of this Agreement shall begin on the date of this Agreement for each Fund that has executed an Exhibit hereto on the date of this Agreement and shall continue in effect with respect to each such Fund (and any subsequent Funds added pursuant to an Exhibit executed during the initial two-year term of this Agreement) for a period of two years from the date of its execution. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. If a Fund is added pursuant to an Exhibit executed after the date of this Agreement as described above, this Agreement shall become effective with respect to that Fund upon execution of the applicable Exhibit and shall continue in effect until the next annual continuance of this Agreement and from year to year thereafter, subject to approval as described above. This Agreement may be terminated by the Adviser or the Trust with respect to any Fund at any time, without the payment of any penalty, by the Adviser with the consent of the Trust's Board of Trustees, by the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, in any such case on 30 days' written notice to the Subadviser, or by the Subadviser at any time, without the payment of any penalty, on 30 days' written notice to the Adviser. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         SECTION 12. AMENDMENT. This Agreement may be amended by mutual consent of the Adviser, the Subadviser and the Trust, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trustee who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund affected by such amendment.

         SECTION 13. NOTICES. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Subadviser at 26515 Carmel Rancho Boulevard, Carmel, California 93923, and to the Adviser at 6760 Corporate Drive, Suite 230, Colorado Springs, CO 80919, or at such other address or to such other individual as shall be specified by the party to be given notice.

         SECTION 14. GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          SECTION 15. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

          SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 17. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

          SECTION 18. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto for otherwise affect their construction or effect.

         SECTION 19. OTHER BUSINESS. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Subadviser's partners, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date and year first above written.

Shepherd Advisory Services, Inc.               Templeton/Franklin Investment
                                               Services, Inc.
                                               (on behalf of Templeton Portfolio
                                               Advisory)

By       /s/                                   By       /s/

Name     Shepherd Advisory Services, Inc.      Name     Kevin D. Freeman

Title    President and C.E.O.                  Title    Vice President, TFIS

                                    EXHIBIT A

                                       TO

                        INVESTMENT SUB-ADVISORY AGREEMENT

AMERIPRIME FUNDS

         For all services rendered by the Subadviser hereunder with respect to the above-named Funds, the Adviser shall pay to the Subadviser, and the Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual fee with respect to each Fund equal to the percentage of the average daily net assets of the Fund set forth opposite its name below:

======================================== ======================================
Name of Fund                                Fee Percentage

======================================== ======================================
======================================== ======================================
Shepherd Values International Fund             0.75%

======================================== ======================================
======================================== ======================================

======================================== ======================================






         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their officers designated below as of the date set forth below.

Shepherd Advisory Services, Inc.             Templeton/Franklin Investment
                                             Services, Inc.
                                             (on behalf of Templeton Portfolio
                                              Advisory)

By       /s/                                  By       /s/

Name     Shepherd Advisory Services, Inc.     Name     Kevin D. Freeman

Title    President and C.E.O.                 Title    Vice President, TFIS